Exhibit 4.2

MARRONE BIO INNOVATIONS, INC.

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of March 5, 2010, by and among MARRONE BIO INNOVATIONS, INC., a Delaware corporation (the “Company”), the persons and entities holding shares of the Company’s Series A Preferred Stock (“Series A Stock”) listed on Exhibit A hereto (the “Series A Investors”), the persons and entities holding shares of the Company’s Series B Preferred Stock (“Series B Stock”) listed on Exhibit B hereto (the “Series B Investors”), the persons and entities holding shares of the Company’s Series C Preferred Stock (“Series C Stock”) listed on Exhibit C hereto (the “Series C Investors” and collectively with the Series A Investors and the Series B Investors, the “Investors”) and each of Pamela G. Marrone, Julie I. Morris, Richard C. Dorf and Richard E. Rominger (the “Founders”).

RECITALS

WHEREAS, the Series A Investors, the Series B Investors and the Founders are parties to that certain Amended and Restated Investor Rights Agreement (the “Prior IR Agreement”) dated as of August 5, 2008.

WHEREAS, the Series C Investors are purchasing shares of the Company’s Series C Stock pursuant to that certain Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”).

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Series C Investors, the Series B Investors, the Series A Investors, the Founders and the Company; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration rights, information rights and other rights to the Investors as set forth below, and the Series B Investors, the Series A Investors, the Founders and the Company desire to amend and restate the Prior IR Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.	GENERAL.

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b) “Founders Stock” means shares of Common Stock of the Company held by the Founders as of the date hereof or hereafter acquired (but excluding any Shares and any Common Stock issued or issuable on conversion of any Shares).

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Holder” means any person owning of record Registrable Securities that have not been sold to the public, or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

(e) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f) “Qualified IPO” means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock of the Company for the account of the Company in which (i) the per share price is at least $3.3880304 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.00.

(g) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h) “Registrable Securities” means (i) Common Stock of the Company issuable or issued upon conversion of the Shares, (ii) the Founders Stock; provided, however, that for purposes of Section 2.2, 2.4 and 2.12 the Founders Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (A) sold to the public either pursuant to a registration statement or Rule 144, (B) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (C) held by a Holder (together with its affiliates), if the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any 90 day period.

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(i) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(j) “Registration Expenses” shall mean all expenses other than underwriting discounts and commissions incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $30,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

(k) “Restated Charter” shall have the meaning set forth in the Purchase Agreement.

(l) “SEC” or “Commission” means the Securities and Exchange Commission.

(m) “Securities Act” shall mean the Securities Act of 1933, as amended.

(n) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any registrations hereunder.

(o) “Shares” shall mean the Series A Stock held by the Investors listed on Exhibit A hereto, the Series B Stock held by the Investors listed on Exhibit B hereto and the Series C Stock held by the Investors listed on Exhibit C hereto, and their permitted assigns.

(p) “Special Registration Statement” shall mean a registration statement relating to (i) any employee benefit plan, (ii) any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statement related to the issuance or resale of securities issued in such a transaction, (iii) stock issued upon conversion of debt securities, or (iv) a registration on any registration form that does not permit secondary sales.

2.	REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities held by such Holder unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition

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and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Company, such Holder shall have furnished the Company, at such Holder’s expense, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their membership interests, (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder or family member or members or (E) transferring to an entity affiliated by common control (or other related entity) with such Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the

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Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than 40% of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price before underwriting discounts and commissions, of not less than $10,000,000, then the Company shall promptly give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, shall effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Initiating Holders request to be registered, together with all Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by a request made pursuant to this Section 2.2, or any request pursuant to Section 2.4, by means of an underwriting, they shall so advise the Company as part of such request and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company (including securities to be issued by the Company) are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

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(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) 180 days following the effective date of the registration statement pertaining to the Initial Offering;

(ii) after the Company has effected two registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date 180 days following the effective date of a registration statement pertaining to a registered public offering of the Company’s securities; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a registered public offering of the Company’s securities within 90 days; provided that the Company makes reasonable good faith efforts to cause such registration statement to be filed and become effective;

(v) if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 2.2(a) a certificate signed by the Chairman of the Board (or if none, the President of the Company) stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the written request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period; and provided, further, that the Company may not register any shares for its own account or for the account of others during such 90 day period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the

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Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders (excluding Founders Stock held by the Founders) on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to the Founders (as to Founders Stock) and any other stockholders of the Company (other than the Holders) on a pro rata basis based on the total number of Company securities held by such holders; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 30% of the total amount of securities included in such registration, unless such offering is a Qualified IPO and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members, stockholders and affiliates of such Holder, and the estates and family members of any such partners, retired partners, members or retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals deemed to be such single “Holder” as provided in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration and shall promptly notify any Holder that has elected to include securities in

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such registration of such termination or withdrawal. The Registration Expenses, if any, of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. After the Company has qualified for use of Form S-3, if the Company shall receive a written request from any Holder or Holders of more than 10% of the Registrable Securities then outstanding (the “S-3 Initiating Holders”) that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such S-3 Initiating Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such S-3 Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the S-3 Initiating Holders;

(ii) if the S-3 Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,500,000;

(iii) if within 30 days of receipt of a written request from any S-3 Initiating Holders pursuant to this Section 2.4, the Company gives notice to such S-3 Initiating Holders of the Company’s intention to make a public offering within 90 days, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to be filed and become effective;

(iv) if the Company shall furnish to the S-3 Initiating Holders requesting a registration statement pursuant to this Section 2.4 a certificate signed by the Chairman of the Board (or if none, the President of the Company) stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the written request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period; and provided, further, that the Company may not register any shares for its own account or for the account of others during such 90 day period;

(v) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 pursuant to this Section 2.4; or

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(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, or any registration under Section 2.3 or Section 2.4 herein, shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the requisite Holders (including because a sufficient number of Holders shall have withdrawn from the registration so that the minimum offering conditions set forth in Section 2.2 and 2.4 are no longer satisfied), unless (a) the withdrawal is based upon material adverse information concerning the Company of which the requisite Holders were not aware at the time of such request, or (b) in the case of a registration requested pursuant to Section 2.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their right to one requested registration pursuant to Section 2.2.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective as expeditiously as possible, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, further, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60

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days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than two such Suspension Periods shall occur in any 12 month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension and (ii) use reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such

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registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that in the case of a registration effected pursuant to Section 2.2 above, which registration constitutes the Initial Offering, the Registrable Securities will be listed on a national securities exchange.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect with respect to any Holder on the earlier of (a) such date, on or after a Qualified IPO, on which all shares of Registrable Securities held by such Holder (and any subsidiaries, parents, partners, limited partners, retired partners, members, retired members, stockholders, affiliates or entities under common investment management with such Holder with whom such Holder must aggregate its sales under SEC Rule 144) may immediately be sold under Rule 144 during any 90 day period, (b) the closing of an “Acquisition” or “Asset Transfer” (each as defined in the Restated Charter) or (c) 5 years after the closing of a Qualified IPO.

2.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and

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the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, legal counsel, accountants, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, legal counsel, accountant, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder, partner, member, legal counsel, accountant, officer, director, underwriter or controlling person of such Holder to the Company and stated to be specifically for use in connection with such registration.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, on a several and not joint basis, indemnify and hold harmless the Company, each of its directors, officers, legal counsel, and accountants, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any

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other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, accountant, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation is made in such registration statement, prospectus, or other document incorporated by reference therein in reliance upon and in conformity with written information furnished by such Holder to the Company and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, accountant, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder or family member or members, (c) acquires at least 120,000 (or, in the event that the transferor holds less than 120,000 Registrable Securities, all) of the Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) held by the transferor, (d) is a Holder of Registrable Securities prior to the transfer, or (e) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, (i) the transferor shall provide prior written notice to the Company of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement, and (iii) such transfer or assignment of Registrable Securities is effected in accordance with Section 2.1 hereof, the Company’s Right of First Refusal and Co-Sale Agreement dated as of even date herewith, the Company’s bylaws, and applicable securities laws.

2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding, not including the Founders Stock; provided, however, that if such amendment or waiver has the effect of affecting

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the Founders Stock (a) in a manner different than securities issued to the Investors and (b) in a manner adverse to the interests of the holders of the Founders Stock, then such amendment or waiver shall require the consent of the holder or holders of a majority of the Founders Stock. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder, each future holder of all Registrable Securities of each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders or would otherwise grant registration rights on a parity with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement, without the prior written consent of the holders of at least a majority of the Registrable Securities then outstanding.

2.13 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not without the prior written consent of the Company and the representative of the underwriters, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock-Up Period”); provided that:

(i) such agreement shall apply only to a Qualified IPO; and

(ii) all officers and directors of the Company and all holders of 1% or more of the Company’s securities (including any entities with which they are affiliated) enter into similar agreements.

Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under this Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such specified period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.13. The underwriters of the Company’s stock are

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intended third party beneficiaries of this Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

Notwithstanding the foregoing, for the purpose of compliance with NASD Rule 2711(f)(4), if (a) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case, each Holder hereby consents to an extension to the Lock-Up Period until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless such extension is waived in writing.

2.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times from and after the effective date of the Initial Offering;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.	COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) So long as an Investor (together with its affiliates) holds not less than 120,000 shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) (a “Major Investor”), as soon as practicable after the end of each quarter, and in any event within 45 days thereafter, the Company will furnish to each Major Investor an unaudited balance sheet of the Company as of the end of each such quarter, unaudited statements of income and cash flows of the Company for such quarter, including a comparison to budget figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments

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may not have been made, and an updated capitalization chart of the Company (in such form as may be approved by the Board).

(b) So long as any Shares remain outstanding, the Company will furnish:

(i) to each Major Investor, at least 30 days prior to the beginning of each fiscal year, an annual budget for such fiscal year as approved by the Board of Directors of the Company (and as soon as available, any subsequent written revisions thereto); and

(ii) to each Investor as soon as practicable after the end of each fiscal year of the Company, and in any event within 270 days thereafter, an audited balance sheet of the Company as of the end of such fiscal year, audited statements of income and cash flows of the Company for such year, including a comparison to budget figures for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company, and an updated capitalization chart of the Company (in such form as may be approved by the Board).

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its executive officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to any Major Investor whom the Board determines in good faith to be a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality. Each Investor agrees to keep confidential any information furnished to such Investor that the Company identifies, or which would otherwise reasonably appear, as being confidential or proprietary, except that such Investor may disclose such proprietary or confidential information (i) to any partner, member, subsidiary, parent or affiliate of such Investor for the purpose of evaluating its investment in the Company as long as such partner, member, subsidiary, parent or affiliate is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; or (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock, Series B Stock and Series C Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting; Repurchase. Unless otherwise approved by the Board of Directors or duly authorized committee thereof, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service

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providers shall be subject to vesting over a four-year period, as follows: (a) 25% of such stock shall vest at the end of the first 12 months of service, and (b) 75% of such stock shall vest in equal monthly installments over the remaining three years. Any agreement regarding the acceleration of vesting of any stock options and other stock equivalents must be approved by a majority of disinterested members of the Board of Directors or duly authorized committee thereof. The Company shall maintain a right to repurchase in the applicable documents relating to any stock options and other stock equivalents, at a price equal to the original issue price, any unvested shares issued after the date of this Agreement to employees, directors, consultants and other service providers in the event that such person’s employment with the Company is terminated or such person otherwise ceases to perform services for the Company.

3.6 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a proprietary information and invention assignment agreement in the form attached to the Purchase Agreement as Exhibit H.

3.7 Director and Officer Insurance. The Company will take all reasonable actions necessary to maintain director and officer liability insurance in the amount of at least $1,000,000 and pay all premiums and other amounts due with respect to such policy. Notwithstanding the foregoing, the Company shall not be required to maintain such insurance if the Board of Directors determines it would not be in the best interests of the Company.

3.8 Qualified Small Business. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations. The Company further covenants to submit to its stockholders and to state and federal taxation authorities such forms and filings as may be required to document such compliance, including the California Franchise Tax Board Form 3565, Small Business Stock Questionnaire, with its franchise or income tax return for the current income year.

3.9 Key Person Insurance. Promptly after the date hereof, the Company and the Investors will take all reasonable actions necessary to obtain a term life insurance policy in the amount of approximately $4,000,000 on the life of Pamela G. Marrone with the Company as the sole beneficiary under the policy. Thereafter, the Company will pay all premiums and other amounts due with respect to such policy and will use its reasonable efforts to maintain such policy in full force and effect.

3.10 Stock Option Plan. The Company agrees that on or after the date hereof it shall not, without the consent of the Board of Directors or duly authorized committee thereof grant any shares, awards, options, warrants, purchase rights or other securities under (or amend, modify or alter any of the foregoing that are outstanding on the date hereof), or amend, modify or alter the Company’s stock option plan, or approve or adopt any other stock option plan, stock incentive plan, employee stock benefit plan, employee stock bonus plan or other equity compensation arrangement.

3.11 Observer Rights.

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(a) If at any time (i) CGI Opportunity Fund II, L.P. (“Contrarian”) has not elected a designee to the Board of Directors and (ii) Contrarian is the owner of at least 970,000 Shares, Contrarian shall be entitled to appoint one representative to attend each meeting (including telephonic meetings) of the Board of Directors in a nonvoting observer capacity (the “Contrarian Board Observer”). The Contrarian Board Observer shall be entitled to receive notice of each such meeting in the same form and manner as is given to the members of the Board of Directors (the “Directors”) and the same materials as and when provided to the Directors. The Board of Directors shall not conduct any material business by written consent without giving notice (which may be after the fact) to the Contrarian Board Observer. The foregoing notwithstanding, the Contrarian Board Observer may be excluded from any meeting or receiving any information to the extent necessary or appropriate to protect any confidential matters discussed therein, as necessary or appropriate to protect the Company’s attorney/client privilege or in the event that the Board of Directors reasonably determines in good faith that the Contrarian Board Observer has a conflicting interest.

(b) If at any time (i) CVV Partners L.P. (“CVVP”) has not elected a designee to the Board of Directors and (ii) CVVP is the owner of at least 120,000 Shares, CVVP shall be entitled to appoint one representative to attend each meeting (including telephonic meetings) of the Board of Directors in a nonvoting observer capacity (the “CVVP Board Observer”). The CVVP Board Observer shall be entitled to receive notice of each such meeting in the same form and manner as is given to the Directors and the same materials as and when provided to the Directors. The Board of Directors shall not conduct any material business by written consent without giving notice (which may be after the fact) to the CVVP Board Observer. The foregoing notwithstanding, the CVVP Board Observer may be excluded from any meeting or receiving any information to the extent necessary or appropriate to protect any confidential matters discussed therein, as necessary or appropriate to protect the Company’s attorney/client privilege or in the event that the Board of Directors reasonably determines in good faith that the CVVP Board Observer has a conflicting interest.

(c) If at any time (i) One Earth Capital, LLC (“One Earth”) has not elected a designee to the Board of Directors and (ii) One Earth is the owner of at least 970,000 Shares, One Earth shall be entitled to appoint one representative to attend each meeting (including telephonic meetings) of the Board of Directors in a nonvoting observer capacity (the “One Earth Board Observer”). The One Earth Board Observer shall be entitled to receive notice of each such meeting in the same form and manner as is given to the Directors and the same materials as and when provided to the Directors. The Board of Directors shall not conduct any material business by written consent without giving notice (which may be after the fact) to the One Earth Board Observer. The foregoing notwithstanding, the One Earth Board Observer may be excluded from any meeting or receiving any information to the extent necessary or appropriate to protect any confidential matters discussed therein, as necessary or appropriate to protect the Company’s attorney/client privilege or in the event that the Board of Directors reasonably determines in good faith that the One Earth Board Observer has a conflicting interest.

(d) If at any time (i) Stuart Mill Venture Partners, L.P. (“SMVP”) has not elected a designee to the Board of Directors and (ii) SMVP is the owner of at least 970,000 Shares, SMVP shall be entitled to appoint one representative to attend each meeting (including telephonic meetings) of the Board of Directors in a nonvoting observer capacity (the “SMVP

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Board Observer”). The SMVP Board Observer shall be entitled to receive notice of each such meeting in the same form and manner as is given to the members of the Board of Directors (the “Directors”) and the same materials as and when provided to the Directors. The Board of Directors shall not conduct any material business by written consent without giving notice (which may be after the fact) to the SMVP Board Observer. The foregoing notwithstanding, the SMVP Board Observer may be excluded from any meeting or receiving any information to the extent necessary or appropriate to protect any confidential matters discussed therein, as necessary or appropriate to protect the Company’s attorney/client privilege or in the event that the Board of Directors reasonably determines in good faith that the SMVP Board Observer has a conflicting interest.

3.12 Restrictive Covenants. The vote or written consent of the Board of Directors or a committee thereof (in either case, including the approval of at least two of the Series C Director or the Series B Directors, as defined in the Restated Charter) shall be required for the Company to (a) enter into any transaction between the Company, on the one hand, and in each case immediately prior to such transaction any person or entity that controls, is controlled by or is under common control with the Company, or any employee, officer, director or 2% stockholder (or affiliate or immediate family member thereof) of the Company, on the other hand, other than (i) transactions involving employment, compensation, benefits or similar incidents of employment or (ii) transactions involving the financing of the Company that are subject to Section 4 of this Agreement or the waiver of rights thereunder or are excluded therefrom pursuant to Section 4.6 of this Agreement; or (b) adopt, amend or waive any provision with respect to any director only benefit plan, director only stock option plan, director only stock bonus plan or director only stock purchase plan.

3.13 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3 and Section 3.8) shall terminate upon the earlier of (i) the closing of the Initial Offering, (ii) the closing of an Acquisition or Asset Transfer or (iii) such time as the Company becomes subject to the reporting provisions of the Exchange Act.

4.	RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws and the remainder of this Section 4, each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares then held by such Investor or upon the exercise of outstanding warrants or options then held by such Investor) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s then outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the then outstanding Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of such Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company or (ii) any security convertible into or exercisable for, with or without

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consideration, any Common Stock, Preferred Stock or other equity security of the Company (including any option to purchase such a convertible security).

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have 15 days from the giving of such notice to agree to purchase all or a portion of its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Investors elect to purchase their full pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect (“Fully-Exercising Investors”) and shall offer such Fully-Exercising Investors the right to acquire such unsubscribed shares on a pro rata basis. Each such Fully-Exercising Investor shall have 10 days after receipt of such notice to notify the Company of its election to purchase all or a portion of its pro rata share of the unsubscribed shares. For purposes of the preceding sentence, each Fully-Exercising Investor’s pro rata share shall be as determined pursuant to Section 4.1, except that clause (b) thereof shall be equal to the total number of shares of the Company’s then outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the then outstanding Shares or upon the exercise of any outstanding warrants or options) of which the Fully-Exercising Investors are deemed to be the holders immediately prior to the issuance of the Equity Securities. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Investors’ rights were not exercised, at the same price and upon other terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 4.2 hereof. If the Company does not sell such Equity Securities within such 90 day period, the Company shall not thereafter issue or sell such Equity Securities without first offering such Equity Securities to the Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal set forth in this Section 4 shall not apply to, and shall terminate upon the earliest of (i) the closing of a Qualified IPO or (ii) the closing of an Asset Transfer or Acquisition.

4.5 Transfer of Rights of First Refusal. The rights of first refusal of each Investor set forth in this Section 4 may be transferred to the same parties, and subject to the same restrictions, as any transfer of registration rights pursuant to Section 2.10.

4.6 Excluded Securities. The rights of first refusal set forth in this Section 4 shall have no application to any of the following Equity Securities:

(a) The Shares and the shares of Common Stock issued upon conversion of, or as a dividend or distribution of, the Shares;

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(b) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) issued after the date of this Agreement to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors and, if applicable, the holders of Preferred Stock as set forth in the Restated Charter;

(c) any Equity Securities issued or issuable pursuant to any options, warrants, convertible securities or other rights outstanding as of the date of this Agreement;

(d) any Equity Securities issued pursuant to any options, warrants, convertible securities or other rights issued after the date of this Agreement, so long as the rights of first refusal set forth in this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial issuance by the Company of such options, warrants, convertible securities or other rights;

(e) any Equity Securities issued for consideration other than cash pursuant to a merger, purchase of substantially all of the assets, consolidation, acquisition, strategic alliance, or similar business combination transaction; provided that the issuance of shares therein has been approved by the Board of Directors and, if applicable, the holders of Preferred Stock as set forth in the Restated Charter;

(f) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company; provided that the issuance of shares therein has been approved by the Board of Directors;

(g) any Equity Securities issued or issuable pursuant to any options, warrants, convertible securities or other rights issued in connection with any equipment loan or leasing arrangement, credit agreements, real property leasing arrangement, or debt financing from a bank or similar financial institution; provided that the issuance of shares therein has been approved by the Board of Directors;

(h) any Equity Securities issued in a Qualified IPO;

(i) any Equity Securities issued pursuant to the Purchase Agreement;

(j) any Equity Securities issued or issuable pursuant to any options, warrants, convertible securities or other rights issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of shares therein has been approved by the Board of Directors; and

(k) any Equity Securities issued or issuable pursuant to any options, warrants, convertible securities or other rights issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, customer, vendor or distribution arrangements or (ii) collaboration, technology transfer or development arrangements, including technology licenses; provided that the issuance of shares therein has been approved by the Board of Directors.

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5.	MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

5.2 Successors and Assigns. Except as provided below, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor or Holder without the prior written consent of the Company and any attempt by an Investor or Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to Sections 2.10 and 4.5 hereof, any Investor or Holder may assign, transfer, delegate or sublicense any and all of its rights, duties and obligations hereunder to any transferee or assignee of Shares held by such Investor or Holder. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

5.3 Entire Agreement. This Agreement, the Exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the Related Agreements (as defined in the Purchase Agreement). The Company, the Founders and the Investors who are parties to the Prior IR Agreement agree that the Prior IR Agreement is hereby amended and restated and shall be superseded and replaced in its entirety by this Agreement and that the Prior IR Agreement shall be of no further force or effect.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of (i) the Company and (ii) the holders of at least a majority of the then-outstanding Registrable Securities not including the Founders Stock; provided, however, that if such amendment or waiver has the effect of affecting the Founders Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders Stock, then such amendment or waiver shall require the consent of the holder or holders of a majority of the Founders Stock; provided, further, that the provisions regarding the Contrarian Board Observer

23.

in Section 3.11(a) of this Agreement shall not be amended or waived without the written consent of Contrarian; provided, further, that the provisions regarding the CVVP Board Observer in Section 3.11(b) of this Agreement shall not be amended or waived without the written consent of CVVP; provided, further, that the provisions regarding the One Earth Board Observer in Section 3.11(c) of this Agreement shall not be amended or waived without the written consent of One Earth; and provided, further, that the provisions regarding the SMVP Board Observer in Section 3.11(d) of this Agreement shall not be amended or waived without the written consent of SMVP.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

Except as otherwise expressly provided herein, any such amendment, waiver, discharge or termination effected in accordance with this Section 5.5 shall be binding upon each Holder and each future holder of all Registrable Securities of Holder, whether or not such party entered into or approved such amendment, waiver, discharge or termination. Each Holder acknowledges that by the operation of this paragraph, the holders of at least a majority of the Registrable Securities then outstanding will have the right and power to diminish or eliminate the rights of such Holder under this Agreement except to the extent otherwise expressly provided in this Agreement.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be sent to the party to be notified (and, if to the Company, with a copy to Clifford S. Robbins, Esq., GCA Law Partners LLP, 1891 Landings Drive, Mountain View, California 94043, facsimile: (650) 428-3901) at the address as set forth on the signature pages hereof or Exhibit A, Exhibit B or Exhibit C hereto or at such other address or electronic mail address as such party may designate by two days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party

24.

all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series C Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series C Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities described in Section 4.6 (e), (g), (i), (j) or (k) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Waiver. Each Investor hereby waives all rights of first refusal under the Prior IR Agreement, including any notice rights pertaining thereto, to purchase the shares of Series C Stock being issued and sold pursuant to the Purchase Agreement (and any shares of Common Stock issuable upon conversion thereof). Each Investor hereby waives the limitation on granting subsequent registration rights pursuant to Section 2.12 of the Prior IR Agreement.

[Remainder of page intentionally left blank]

25.

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	PAMELA G. MARRONE & MICHAEL J. ROGERS

By:	By:
Pam Marrone	Name:
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	JULIE IONE MORRIS 2001 TRUST

By:	By:
Pam Marrone	Name: Julie I. Morris
President	Title: Trustee

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:	By:
Pam Marrone	Name:
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	RICHARD & MARY ROMINGER COMMUNITY PROPERTY TRUST

By:	By:
Pam Marrone	Name: Richard E. Rominger & Mary Evelyne Rominger
President	Title: Trustees

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	AKERS WATERMAN TRUST

By:	By:
Pam Marrone	Name: Roger Akers
President	Title: Trustees

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CALVERT SOCIAL INVESTMENT FUND EQUITY PORTFOLIO

By:	By:
Pam Marrone	Name: Susan Walker Bender
President	Title: Asst, Secretary and Authorized Signer

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CAMILLE CHAN TRUST DATED MARCH 28, 2002

By:	By:
Pam Marrone	Name: Camille Chan
President	Title: Investor

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CGI OPPORTUNITY FUND II, L.P.

By:	By:
Pam Marrone	Name: Timothy T. Fogarty
President	Title: Partner

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CPV PARTNER PLEDGE FUND, LP (A2) CPV PARTNER PLEDGE FUND, LP (A5)

By:	By:
Pam Marrone	Name: Sean Schickedanz
President	Title: General Partner

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CPV PARTNER PLEDGE FUND, LP SERIES A-8

By:	By:
Pam Marrone	Name: Sean P. Schickedanz
President	Title: General Partner

    215 Madson, Suites B/C

    Davis, CA 95618

    Fax No.: (530) 750-2808

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CHARLES W. CUNNINGHAM DEBORAH L.DUNHAM

By:	By:
Pam Marrone	Name:	Charles W. Cunningham
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:	Deborah L. Dunham

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CVV PARTNERS L.P.

By:	By:
Pam Marrone	Name:	Peter Bernardoni
President	Title:	Manager

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	DAVIS MONTESSORI SCHOOL SERVICES

By:	By:
Pam Marrone	Name:	John M. Hillis
President	Title:	Owner

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	FARMAN REVOCABLE TRUST

By:	By:
Pam Marrone	Name:	Charles S. Farman
President	Title:	Trustee

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:	By:
Pam Marrone	Name:	Daniel S. Koellen
President	Title:	Investor

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	ETHAN A. LERNER

By:	By:
Pam Marrone	Name:	Ethan A. Lerner
President	Title:	Investor

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:	By:
Pam Marrone	Name:	Florence H. Marrone
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:	By:
Pam Marrone	Name:	Roger E. Merriam
President	Title:	Investor

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CRAIG MCNAMARA JULIE MCNAMARA

By:	By:
Pam Marrone	Name:	Craig Mcnamara & Julie Mcnamara
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:
Pam Marrone
President

    215 Madson, Suites B/C

    Davis, CA 95618

    Fax No.: (530) 750-2808

Jeffrey M. Nash and Kathleen L. Nash Trustees of the Nash Family Trust dated 3/18/80, as Amended

By:
Name: Jeffrey M. Nash
Title: Co-Trustee
Jeffrey M. Nash P.O. Box 6448 Incline Village, NV 89450-6448

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	NORMAN L ROGERS LIVING TRUST

By:	By:
Pam Marrone	Name: Norman L Rogers
President	Title: TTEE

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	ONE EARTH CAPITAL, LLC

By:	By:
Pam Marrone	Name: David Herry Jacobs
President	Title: Managing Member

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	MARTIN PANCHAUD

By:	By:
Pam Marrone	Name: Martin Panchaud
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	SINTHYA PENN

By:	By:
Pam Marrone	Name: Sinthya Penn
President	Title: Investor

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	POLYCOMP TRUST COMPANY CUSTODIAN FBO EVELYN FALLON IRA

By:	By:
Pam Marrone	Name: Edith Irvin
President	Title: IRA Compliance Specialist

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	CHARLES R. RAWLS

By:	By:
Pam Marrone	Name:
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	SAFFRON HILL VENTURES LP SAFFRON HILL VENTURES 2 LP

By:	By:
Pam Marrone	Name: Ranjeet Bhatia
President	Title: General Partner

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	STUART MILL VENTURE PARTNERS, L.P.

By:	By:
Pam Marrone	Name: Lawrence A. Hough
President	Title: Managing Director

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	THORNER VENTURES

By:	By:
Pam Marrone	Name: Tom Thorner
President	Title: Managing Partner

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:	By:
Pam Marrone	Name: Todd Thorner
President	Title:

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	VALLEY DALE INVESTMENTS LP

By:	By:
Pam Marrone	Name: Daniel B. Hrdy
President	Title: Asst. Secy.

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	WELLS FARGO BANK C/F JOHN VALENTINE

By:	By:
Pam Marrone	Name: [Eligible]
President	Title: VP

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation	JOSEPH E. WHITTERS

By:	By:
Pam Marrone	Name: Joseph E. Whitters
President	Title: Investor

    2121 Second Street, Suite B-107

    Davis, CA 95618

    Fax No.: (530) 750-2808

FOUNDERS:

Pamela G. Marrone

Julie I. Morris

Richard C. Dorf

Richard E. Rominger

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

Exhibit A

SERIES A INVESTORS

NAME AND ADDRESS	SHARES OF SERIES A PREFERRED STOCK

CPV PARTNERS PLEDGE FUND, LP (A-2)	601,902

ONE EARTH CAPITAL, LLC	963,043

SAFFRON HILL VENTURES L.P.	601,902

CALVERT SOCIAL INVESTMENT FUND EQUITY PORTFOLIO Attn: Jean-Luc Park	240,761

NORMAN L. ROGERS LIVING TRUST DATED NOVEMBER 23, 1998	150,595

WILLIAM DALE YOUNG & SONS TRUCKING AND NURSERY MONEY PURCHASE PENSION	121,647

CVV PARTNERS L.P.	120,380

FULCRUM FINANCIAL LLC	120,380

LABRADOR VENTURES V-B, LP	120,381

VALLEY OAK INVESTMENTS, LP	120,380

DAVIS MONTESSORI SCHOOL SERVICES DEFINED BENEFIT PENSION PLAN	112,155

DANIEL S. KOELLEN	67,301

KATE ISA	60,520

CARLA H. SKODINSKI	60,507

MICHAEL M. FIELDMAN	60,507

STONE GOSSARD	60,190

PAMELA G. MARRONE AND MICHAEL J. ROGERS	51,745

FOUR BOYS’ INVESTMENTS	48,152

JOSEPH E. WHITTERS	55,810

JAMES A. SCHLINDWEIN	52,111

JSS MANAGEMENT CO. LTD.	52,111

PETE PRICE AND SUSAN E. PRICE	44,676

RICHARD E. AND MARY EVELYNE ROMINGER	37,486

CAMILLE CHAN TRUST DATED MARCH 28, 2002	37,222

ARTHUR BERNDT	37,214

WILLIAM KEITH BLADEN AND DOROTEA BLADEN	37,206

CESPED 1992 FAMILY TRUST DATED 2/26/92	30,095

YASSO REVOCABLE TRUST	30,095

ANTHONY S. SICA	30,095

CHARLES W. CUNNINGHAM AND DEBORAH L. DUNHAM	25,079

THOMAS J. SPALDING AND BARBARA J. SPALDING	25,021

RICHARD C. DORF	24,245

RONALD D. RANDOLPH-WALL LIVING TRUST	24,076

JULIE IONE MORRIS 2001 TRUST DATED 14 SEPTEMBER 2001	24,076

MIRANDA KAISER	18,346

JULIE VERSMAN	18,267

VIDANO 2005 FAMILY TRUST	18,057

AKERS WATERMAN TRUST	18,057

DAVID B. LEHN AND CARLA C. LEHN	17,930

ZINGARO TRUST	15,016

GEORGE A. BARDEN AND SHARON M. BARDEN	14,886

NICOLE BIGGART AND JAMES F. BIGGART	14,883

ANDREW B. HARGADON	14,883

WEST AMERICA BANK CUSTODIAN FBO EVELYN FALLON	14,883

THE FARMAN REVOCABLE TRUST	14,883

SINTHYA PENN	14,883

THORNER VENTURES	14,883

JOANNE YAWITZ GODINO TRUST	14,883

MARGARET S. BURNS	12,413

THE LARKEY FAMILY TRUST	12,299

JOAN DOYLE AND MARIA FANELLI	12,260

CHARLES R. RAWLS	12,204

DANIEL B. COHEN	12,157

FLORENCE H. MARRONE TOD PAMELA G. MARRONE	12,157

SALMONSON FAMILY TRUST	12,104

WELLS FARGO BANK C/F MARK ENGSTROM DEFINED BENEFIT PLAN (2372 0522)	12,104

NASH FAMILY TRUST U/D/T 3/18/80 AS AMENDED	12,038

ROGER E. MERRIAM	12,038

GOFF GROUP INVESTMENTS, LP	12,038

JULIE AND CRAIG MCNAMARA	12,038

LANDINGS INVESTMENT PARTNERS, LLC	12,038

THE DAWN U. DARO AND PHILIP A. DARO TRUST	12,038

JACK B. IRVINE III	12,038

EXHIBIT B

SERIES B INVESTORS

NAME AND ADDRESS	SHARES OF SERIES B PREFERRED STOCK
INITIAL CLOSE AUGUST 5, 2008

STUART MILL VENTURE PARTNERS, L.P.	1,618,249

CGI OPPORTUNITY FUND II, L.P.	1,618,249

ONE EARTH CAPITAL, LLC	1,294,599

THE SAFFRON HILL VENTURES 2 LIMITED PARTNERSHIP	970,950

CPV PARTNERS PLEDGE FUND, LP (A-5)	582,570

CVV PARTNERS L.P.	64,730

WELLS FARGO BANK C/F MARK ENGSTROM DEFINED BENEFIT PLAN (2372 0522)	9,092

AKERS WATERMAN TRUST	6,473

THE FARMAN REVOCABLE TRUST	6,473

ETHAN LERNER	34,280

WELLS FARGO IRA C/F JOHN VALENTINE	32,797

CHARLES R. RAWLS	27,586

TODD THORNER	26,249

HANS R. HERREN AND BARBARA GEMMILL HERREN REVOCABLE TRUST	20,304

THOMAS J. SPALDING AND BARBARA J. SPALDING	17,090

FOUR BOYS’ INVESTMENTS	17,051

PAMELA G. MARRONE AND MICHAEL J. ROGERS	16,955

THE LARKEY FAMILY TRUST	13,178

AKERS WATERMAN TRUST	6,858

RONALD D. RANDOLPH-WALL LIVING TRUST	18,084

SECOND CLOSE AUGUST 22, 2008

NORMAN L. ROGERS LIVING TRUST DATED NOVEMBER 23, 1998	130,000

LABRADOR VENTURES V-B, LP	97,095

DANIEL S. KOELLEN	32,365

CESPED 1992 FAMILY TRUST DATED 2/26/92	22,606

PAMELA G. MARRONE AND MICHAEL J. ROGERS	21,913

PETE PRICE AND SUSAN E. PRICE	19,500

JULIE IONE MORRIS 2001 TRUST DATED 14 SEPTEMBER 2001	16,183

THOMAS J. SPALDING AND BARBARA J. SPALDING	16,182

DAVIS MONTESSORI SCHOOL SERVICES DEFINED BENEFIT PENSION PLAN	11,651

THORNER VENTURES	11,179

NASH FAMILY TRUST U/D/T 3/18/80 AS AMENDED	10,000

CHARLES W. CUNNINGHAM AND DEBORAH L. DUNHAM	6,473

JOAN DOYLE AND MARIA FANELLI	6,473

FOUR BOYS’ INVESTMENTS	6,473

ROGER E. MERRIAM	6,473

JULIE VERSMAN	6,473

THIRD CLOSE SEPTEMBER 3, 2008

CALVERT SOCIAL INVESTMENT FUND EQUITY PORTFOLIO	181,244

JSS MANAGEMENT CO. LTD.	19,419

THE LEHN 2007 LIVING TRUST	6,473

SINTHYA PENN	6,473

EXHIBIT C

SERIES C INVESTORS

NAME AND ADDRESS	SHARES OF SERIES C PREFERRED STOCK

STUART MILL VENTURE PARTNERS, L.P.	1,180,627

CGI OPPORTUNITY FUND II, L.P.	1,180,627

SAFFRON HILL VENTURES 2, L.P.	1,092,080

ONE EARTH CAPITAL, LLC	590,313

NORMAN L. ROGERS LIVING TRUST DATED NOVEMBER 23, 1998	70,837

JULIA N. HARTE	59,031

CVV PARTNERS L.P.	29,516

ETHAN LERNER	29,515

MARTIN PANCHAUD	25,000

CAMILLE CHAN TRUST DATED MARCH 28, 2002	14,758

MIRANDA KAISER	8,989

THE FARMAN REVOCABLE TRUST	5,904

ENTRUST ADMINISTRATIVE SERVICES INC. FBO NANCY L. LAWS TRADITIONAL IRA #1228090104	59,717

ENTRUST ADMINISTRATIVE SERVICES INC. FBO NANCY L. LAWS ROTH IRA #1228090205	59,717

THOMAS J. SPALDING AND BARBARA J. SPALDING	29,975

STONE GOSSARD	29,709

WELLS FARGO IRA C/F JOHN VALENTINE	17,763

PAMELA G. MARRONE AND MICHAEL J. ROGERS	14,948

LARS TOMANEK AND RUTH E. ROMINGER	14,871

THE RICHARD AND MARY ROMINGER COMMUNITY PROPERTY TRUST	14,861

DANIEL S. KOELLEN	14,809

CHARLES R. RAWLS	14,793

FOUR BOYS’ INVESTMENTS	14,780

SINTHYA PENN	10,487

JOAN DOYLE AND MARIA FANELLI	9,267

THORNER VENTURES	239,078

TODD THORNER	5,904

CPV PARTNERS PLEDGE FUND, LP SERIES A-8	177,095